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AGREEMENT OF REPORTING PERSONS

                                    EXHIBIT A

    Each of the undersigned hereby agrees that the Schedule 13G filed on the date hereof with respect to the shares of Common Stock of OraPharma, Inc. has been filed on behalf of the undersigned.

SIGNATURE:

    Dated: February 14, 2001

    Entities:

Oak Investment Partners VI, Limited Partnership
Oak Associates VI, LLC
Oak VI Affiliates Fund, Limited Partnership
Oak VI Affiliates, LLC
Oak Management Corporation


                                            By:    /s/ EDWARD F. GLASSMEYER
                                                   ------------------------
                                                   Edward F. Glassmeyer, as
                                                   General Partner or
                                                   Managing Member or as
                                                   Attorney-in-fact for the
                                                   above-listed entities
    Individuals:

Bandel L. Carano
Gerald R. Gallagher
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont


                                            By:    /s/ EDWARD F. GLASSMEYER
                                                   ------------------------
                                                   Edward F. Glassmeyer,
                                                   Individually and as
                                                   Attorney-in-fact for the
                                                   above-listed individuals